Exhibit 99.1

Office of the Comptroller of the Currency
Washington, DC 20219

November 18, 2016

Statement Regarding Revocation of Relief to Wells Fargo Bank, N.A., from Certain

Regulatory Consequences of Enforcement Actions

Pursuant to certain enforcement actions1 by the Office of the Comptroller of the Currency (OCC) against Wells Fargo Bank, N.A. (Bank), the OCC informed the Bank today that it has revoked provisions of the enforcement documents2 that provided relief from specific requirements and limitations regarding rules, policies, and procedures for corporate activities; OCC approval of changes in directors and senior executive officers; and golden parachute payments. As a result of these revocations, the Bank is no longer an “eligible bank” pursuant to 12 C.F.R. § 5.3(g) for purposes of expedited treatment of certain applications; is now subject to the limitation of 12 C.F.R. § 5.51 requiring prior written notice of a change in directors and senior executive officers; and is now subject to the limitations of 12 C.F.R. Part 359 on golden parachute payments.

[1]	See Consent Order, AA-EC-2016-68, dated September 29, 2016, and the Stipulation and Consent to the Issuance of a Consent Order, signed by the Bank’s Board on September 29, 2016 (“SCRA Stipulation”); Consent Order, AA-EC-2016-66, dated September 6, 2016, and the Stipulation and Consent to the Issuance of a Consent Order, signed by the Bank’s Board on September 1, 2016 (“Sales Practices Stipulation”); Consent Order, AA-EC-2015-79, dated November 19, 2015, and the Stipulation and Consent to the Issuance of a Consent Order, signed by the Bank’s Board on November 17, 2015 (“BSA/AML Stipulation”); and Consent Order, AA-EC-2015-06, dated June 3, 2015, and the Stipulation and Consent to the Issuance of a Consent Order, signed by the Bank’s Board on May 15, 2015 (“UDAP Stipulation”).
[2]	See Article IV of the SCRA Stipulation, Sales Practices Stipulation, BSA/AML Stipulation, and UDAP Stipulation.